UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 2006 (November 15, 2006)

Brookdale Senior Living Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 North Wabash, Suite 1400, Chicago, Illinois	60611
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(312) 977-3700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01	Entry Into a Material Definitive Agreement

The descriptions of the Amended and Restated Credit Agreement and the Amended and Restated Guarantee and Pledge Agreement, each as set forth in Item 2.03 of this report, are incorporated herein by reference.

Section 2 — Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under and Off-Balance Sheet Arrangement of a Registrant

On November 15, 2006, Brookdale Senior Living Inc. (the "Company") entered into a $400.0 million amended and restated credit agreement (the "Amended and Restated Credit Agreement"), consisting of a $320.0 million revolving loan facility (including a $70.0 million letters of credit sublimit), and a letters of credit commitment of up to $80.0 million, with the several lenders from time to time parties thereto, Lehman Brothers Inc. and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners, Goldman Sachs Credit Partners L.P., LaSalle Bank National Association and Banc of America Securities LLC, as co-arrangers, LaSalle Bank National Association and Bank of America, N.A., as co-syndication agents, Goldman Sachs Credit Partners L.P. and Citicorp North America, Inc. as co-documentation agents, and Lehman Commercial Paper Inc., as administrative agent. The Amended and Restated Credit Agreement amends and restates and will replace the existing $330.0 million credit agreement dated as of February 10, 2006, as amended on May 10, 2006 and June 29, 2006. A copy of the press release announcing the entering into the Amended and Restated Credit Agreement is attached hereto and incorporated herein by reference as Exhibit 99.1.

In connection with the Amended and Restated Credit Agreement, the Company and each of the subsidiaries of the Company set forth on Schedules 1 and 2 thereto (the "Guarantors") made an Amended and Restated Guarantee and Pledge Agreement (the "Amended and Restated Guarantee and Pledge Agreement") in favor of Lehman Commercial Paper Inc., as administrative agent for the banks and other financial institutions from time to time parties to the Amended and Restated Credit Agreement, pursuant to which certain of the Guarantors guarantee the prompt and complete payment and performance when due by the Company of its obligations under the Amended and Restated Credit Agreement and certain of the Guarantors pledge certain assets for the benefit of the secured parties as collateral security for the payment and performance of the Company's obligations under the Amended and Restated Credit Agreement and under the guarantee. The pledged assets include, among other things, equity interests in certain of the Company's subsidiaries, all related books and records and, to the extent not otherwise included, all proceeds and products of any and all of the foregoing, all supporting obligations in respect of any of the foregoing and all collateral security. The revolving loan and the letters of credit commitment is scheduled to expire on November 15, 2008. The Company has the option of requesting a six-month extension of any or all of the maturity or expiration dates.

At the Company's option, the revolving loan bears interest at either (i) the greater of (a) the prime lending rate as set forth on the British Banking Association Telerate Page 5 plus a margin of 0.50% and (b) the Federal Funds Effective Rate plus ½ of 1% plus a margin of 0.50%, or (ii) LIBOR plus a margin of 1.50%. In connection with the loan commitments, the Company will pay a commitment fee of 0.25% per annum on the average daily amount of undrawn funds.

The proceeds of the loans under the Amended and Restated Credit Agreement shall be used to finance a portion of acquisitions of fee-simple and leasehold ownership interests in senior housing real estate and to pay related fees and expenses and for general corporate purposes. The letters of credit shall be used for the purpose of securing the payment obligation of the Company which could properly be paid from the proceeds of the loans.

The Amended and Restated Credit Agreement contains typical representations and covenants for loans of this type. A violation of any of these covenants could result in a default under the Amended and Restated Credit Agreement, which would result in termination of all commitments and loans under the Amended and Restated Credit Agreement and all other amounts owing under the Amended and Restated Credit Agreement and other loan documents to become immediately due and payable.

The foregoing summary of certain provisions of the Amended and Restated Credit Agreement and the Amended and Restated Guaranty and Pledge Agreement is qualified in its entirety by reference to the complete Amended and Restated Credit Agreement filed as Exhibit 10.1 hereto and the Amended and Restated Guaranty and Pledge Agreement filed as Exhibit 10.2 hereto, each of which is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits
10.1

Amended and Restated Credit Agreement, dated as of November 15, 2006, among Brookdale Senior Living Inc., as Borrower, the several lenders from time to time parties thereto, Lehman Brothers Inc. and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners, Goldman Sachs Credit Partners L.P., LaSalle Bank National Association and Banc of America Securities LLC, as co-arrangers, LaSalle Bank National Association and Bank of America, N.A., as co-syndication agents, Goldman Sachs Credit Partners L.P. and Citicorp North America, Inc. as co-documentation agents, and Lehman Commercial Paper Inc., as administrative agent.

10.2

Amended and Restated Guarantee and Pledge Agreement, dated as of November 15, 2006, made by Brookdale Senior Living Inc. and certain of its Subsidiaries in favor of Lehman Commercial Paper Inc., as administrative agent.

99.1	Press release dated November 16, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKDALE SENIOR LIVING INC.
(Registrant)

/s/ T. Andrew Smith
T. Andrew Smith
Executive Vice President, General Counsel
and Secretary

Date: November 16, 2006

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1

Amended and Restated Credit Agreement, dated as of November 15, 2006, among Brookdale Senior Living Inc., as Borrower, the several lenders from time to time parties thereto, Lehman Brothers Inc. and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners, Goldman Sachs Credit Partners L.P., LaSalle Bank National Association and Banc of America Securities LLC, as co-arrangers, LaSalle Bank National Association and Bank of America, N.A., as co-syndication agents, Goldman Sachs Credit Partners L.P. and Citicorp North America, Inc. as co-documentation agents, and Lehman Commercial Paper Inc., as administrative agent.

10.2

Amended and Restated Guarantee and Pledge Agreement, dated as of November 15, 2006, made by Brookdale Senior Living Inc. and certain of its Subsidiaries in favor of Lehman Commercial Paper Inc., as administrative agent.

99.1	Press Release dated November 16, 2006